Exhibit 23.9

[      ], 2014

Sky Power Holdings Ltd.

Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Dear Sirs:

Re:          Sky Power Holdings Ltd.

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Power Holdings Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours truly,

Arturo Urzúa O.
Cubillos Evans Abogados

(56-2) 2611 0400

Nueva Tajamar 555, oficina 2102.

Las Condes, Santiago.

www.cubillosevans.cl